090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

X-Treme Investments Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Authorized stock amended to 500,000,000 @ 0.0001

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-Before
Revised: 8-31-11

230303

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Customer Order Instructions

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing Service Requested: ☒ Regular ☐ 24-Hour Expedite (additional fee included)

Name of Entity: X-Treme Investments Inc.

Date: 04/29/2013

Return to: PO Box 311082
Detroit, MI 48231

Contact Name: Anthony Passmore

Phone: 248-773-1601

Return Delivery: (email or fax options do not receive a copy via mail; must be ordered separately)

☒ Email to: misterpassmore@aol.com ☐ Fax to:

☐ Hold for Pick Up ☐ Mail to Address Above ☐ FedEx: Acct #

☐ Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

Certificate of Amendment-Please amend authorized stock to 500,000,000 @ 0.0001

*PLEASE NOTE: this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is $2.00 per page (plus $30.00 for each certification).

Total Amount:

Method of Payment:

☐ Check/Money Order ☐ Credit Card (attach ePayment checklist) ☐ Trust Account:

☒ Use balance remaining in job # C20130405-1053